Exhibit 24.1

POWER OF ATTORNEY

SECTION 16 FILINGS

The undersigned hereby constitutes and appoints James H. Burgess and/or A. Vincent Siciliano and each of them, signing individually, his or her true and lawful attorney-in-fact to:

(1)          execute for and on behalf of the undersigned, with respect to the undersigned’s capacity as a director or officer of 1st Pacific Bank (“Bank”) or 1st Pacific Bancorp (“Bancorp”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulation promulgated thereunder;

(2)          do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, Form 4 or Form 5 and the timely filing of such form with the appropriate regulatory authorities and any stock exchange or similar authority; and

(3)          take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Bank nor Bancorp assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earlier of (i) the date upon which the undersigned is no longer required to file any of Forms 3, 4, or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Bank and/or Bancorp, (ii) the revocation of this Power of Attorney by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (iii) as to the appointment of James H. Burgess, upon his termination or resignation as Chief Financial Officer of Bancorp and/or as to the appointment of A. Vincent Siciliano, upon his termination of resignation as Chief Executive Officer of Bancorp.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of July 2007.

/s/ Ronald Carlson
Ronald Carlson

WITNESS:

/s/ P Avery